Exhibit 10.22
APOLLO GROUP METRICS

PERFORMANCE SHARE AWARD AGREEMENT

RECITALS

A.    The Corporation has implemented the Plan as an equity incentive program to encourage key employees and officers of the Corporation and the non-employee members of the Board to remain in the employ or service of the Corporation by providing them with an opportunity to acquire a proprietary interest in the success of the Corporation.

B.    Participant is to render valuable services to the Corporation (or any Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Class A Common Stock to Participant under the Plan.

C.    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.Grant of Performance Shares. The Corporation hereby awards to Participant, as of the Award Date indicated below, an award (the “Award”) of Performance Shares under the Plan. Each Performance Share which vests pursuant to the terms of this Agreement shall provide Participant with the right to receive one or more shares of Class A Common Stock on the designated issuance date. The number of shares of Class A Common Stock subject to the awarded Performance Shares, the applicable performance vesting requirements for the Performance Shares, the rate at which the vested Performance Shares are to convert into shares of Class A Common Stock, the date on which the converted shares of Class A Common Stock shall become issuable and the remaining terms and conditions governing the Award, including the applicable Service vesting requirements, shall be as set forth in this Agreement.

Participant
Award Date:

Designated Number of Performance Shares:
The actual number of shares of Class A Common Stock that may become issuable pursuant to the Performance Shares awarded under this Agreement shall be determined in accordance with the Vesting Schedule below. For purposes of such schedule, the designated number of Performance Shares to be utilized is _____________ shares and shall constitute the “Target Number of Performance Shares” for purposes of this Agreement.

Vesting Schedule:
The number of shares of Class A Common Stock which may actually vest and become issuable pursuant to the Award shall be determined pursuant to a two-step process: (i) first the maximum number of shares of Class A Common Stock in which Participant can vest under the Performance Vesting section below shall be calculated on an aggregate basis in accordance with the various levels at which the Performance Goals are actually attained and (ii) then the aggregate number of shares calculated under clause (i) in which Participant may actually vest shall be determined on the basis of the number of years of Service the Participant completes during the Service Period in accordance with the Service vesting requirements set forth in Paragraph 3 of this Agreement.
Performance Vesting: ______ percent (__%) of the Target Number of Performance Shares is hereby allocated to Performance Goal I set forth in attached Schedule I. ____ percent (__%) of the Target Number of Performance Shares is hereby allocated to Performance Goal II set forth in attached Schedule II. The remaining ___ percent (__%) of the Target Number of Performance Shares is hereby allocated to Performance Goal III set forth in attached Schedule III. Within seventy-five (75) days after the completion date of the Corporation’s ____ fiscal year, the Plan Administrator shall determine and certify the actual level of attainment for each of the Performance Goals. On the basis of the certified level of attainment for each such Performance Goal, the number of Performance Shares representing the percentage of the Target Number of Performance Shares allocated to that Performance Goal will be multiplied by the applicable conversion rate (which may range from 0% to ___%) determined in accordance with the schedule of conversion rates set forth in the attached Schedule pertaining to that particular Performance Goal. The aggregate number of shares resulting from such calculations shall constitute the maximum number of shares of Class A Common Stock in which Participant may vest under this Award and shall be designated the “Performance-Qualified Shares.” In no event may the aggregate number of such Performance-Qualified Shares exceed ___% of the Target Number of Performance Shares.
Should a particular Performance Goal be attained at a level below the threshold level specified for that Performance Goal in the attached Schedule pertaining to such goal, then the Target Number of Performance Shares allocated to that Performance Goal shall be immediately cancelled. Participant shall thereupon cease to have any further right, title or interest in the shares of Class A Common Stock underlying those cancelled Performance Shares.
Service Vesting. The number of Performance-Qualified Shares in which Participant actually vests shall be determined in accordance with the Service-vesting provisions set forth in Paragraph 3 of this Agreement.
Change in Control Vesting. The shares of Class A Common Stock underlying the Performance Shares subject to this Award may also vest on an accelerated basis in accordance with Paragraph 5 should a Change in Control occur prior to the scheduled completion date of the Corporation’s ______ fiscal year.

Issuance Date:
The shares of Class A Common Stock which actually vest and become issuable pursuant to the terms of this Agreement shall be issued in accordance with the provisions of this Agreement applicable to the particular circumstances under which such vesting occurs.

2.Limited Transferability. Prior to the actual issuance of the shares of Class A Common Stock which vest hereunder, Participant may not transfer any interest in the performance shares subject to the Award or the underlying shares of Class A Common Stock or pledge or otherwise hedge the sale of those performance shares or the underlying shares of Class A Common Stock, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the Class A Common Stock. However, any shares of Class A Common Stock which vest hereunder but otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may make such a beneficiary designation at any time by filing the appropriate form with the Plan Administrator or its designate.

3.Service Requirement.

(a)    The number of Performance-Qualified Shares calculated in accordance with the Performance-Vesting provisions of Paragraph 1 and attached Schedules __ through ___ represent the maximum number of shares of Class A Common Stock in which Participant can vest hereunder. The actual number of shares of Class A Common Stock in which Participant shall vest shall be determined by multiplying that number of Performance-Qualified Shares by a fraction, the numerator of which is the number of full fiscal years of Service completed by the Participant within the Service Period and the denominator of which is the total number of fiscal years within that Service Period.

(b)    ADD ANY SPECIAL SERVICE-VESTING PROVISIONS REQUIRED BY EXISTING EMPLOYMENT AGREEMENT WITH PARTICIPANT

ALTERNATIVE

(b)    Should the Participant cease Service prior to the completion of a particular fiscal year included within the Service Period by reason of an Involuntary Termination and deliver an effective and enforceable general release to the Corporation in accordance with the requirements of the Senior Executive Severance Pay Plan, then following the completion of the Service Period and the required certification of the number of Performance-Qualified Shares subject to this Award, Participant shall, with respect to such partial fiscal year of Service, vest in that additional number of shares of Class A Common Stock (if any) determined by multiplying the certified number of Performance-Qualified Shares by a fraction, the numerator of which is the number of months of Service actually completed by the Participant during that particular fiscal year (rounded up to the next whole month), and the denominator of which is the total number of months constituting the entire Service Period.

(c)    Except as otherwise provided in Paragraph 3(b) above, should the Participant’s Service cease for any reason prior to the completion of the Service Period, then the Participant shall not vest in any additional Performance-Qualified Shares following such cessation of Service, and all of Participant’s right, title and interest to any unvested Performance-Qualified Shares subject to this Award shall immediately terminate.

4.Stockholder Rights. The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the shares of Class A Common Stock underlying the Award until Participant becomes the record holder of those shares upon their actual issuance following the Corporation’s collection of the applicable Withholding Taxes.

5.Change in Control. The following provisions shall apply to the measurement of each Performance Goal in the event of a Change in Control.

Performance Goal I

(a)Should (i) the Change in Control occur during the first ________ (___) months of the Performance Period applicable to Performance Goal I and (ii) the Participant continue in Service through the effective date of that Change in Control, then the Participant shall immediately vest in that number of shares of Class A Common Stock equal to the Target Number of Performance Shares allocated to Performance Goal I in accordance with Paragraph 1, without any measurement of Performance Goal I attainment to date.

(b)Should (i) the Change in Control occur at any time on or after the completion of the first __________ (__) months of the Performance Period applicable to Performance Goal I but prior to __________ and (ii) the Participant continues in Service through the effective date of that Change in Control, then the Participant shall immediately vest in that number of shares of Class A Common Stock equal to the greater of:

(i)    the Target Number of Performance Shares allocated to Performance Goal I in accordance with Paragraph 1, or

(ii)    the number of Performance-Qualified Shares determined by multiplying (A) the Target Number of Performance Shares allocated to Performance Goal I in accordance with Paragraph 1 by (B) the applicable percentage (determined in accordance with attached Schedule I) for the level at which Performance Goal I is attained and certified by the Plan Administrator for an abbreviated Performance Period ending with the close of the Corporation’s fiscal quarter coincident with or immediately preceding the effective date of the Change in Control, with the applicable financial metric for the fiscal year in which the Change in Control is effected to be calculated and measured as of the close of the fiscal quarter coincident with or immediately preceding such effective date and compared to the applicable financial metric for the immediately preceding fiscal year calculated and measured over the same abbreviated time period within that fiscal year.

(c)Should a Change in Control occur on or after the scheduled completion date of the Corporation’s ____ fiscal year, then the provisions of Paragraphs 1 and 3 and Schedule I shall continue to apply to determine the number of shares of Class A Common Stock (if any) to which Participant is entitled under this Award.

Performance Goal II

(d)Should (i) the Change in Control occur at any time prior to _________ and (ii) the Participant continue in Service through the effective date of that Change in Control, then the Participant shall immediately vest in that number of shares of Class A Common Stock equal to the Target Number of Performance Shares allocated to Performance Goal II in accordance with Paragraph 1, without any measurement of Performance Goal II attainment to date.

(e)Should the Change in Control occur at any time on or after _________, then the provisions of Paragraphs 1 and 3 and Schedule II shall continue to apply to determine the number of shares of Class A Common Stock (if any) to which Participant is entitled under this Award; provided, however, that should the Participant continue in Service through the effective date of that Change in Control, then the Participant shall be deemed to have satisfied the Service vesting requirement of Paragraph 3(a).

Performance Goal III

(f)Should (i) the Change in Control occur prior to ____________ and (ii) the Participant continue in Service through the effective date of that Change in Control, then the Participant shall immediately vest in that number of shares of Class A Common Stock equal to the Target Number of Performance Shares allocated to Performance Goal III in accordance with Paragraph 1, without any measurement of Performance Goal III attainment to date.

(g)Should the Change in Control occur at any time on or after __________, then the provisions of Paragraphs 1 and 3 and Schedule III shall continue to apply to determine the number of shares of Class A Common Stock (if any) to which Participant is entitled under this Award; provided, however, that should the Participant continue in Service through the effective date of that Change in Control, then the Participant shall be deemed to have satisfied the Service vesting requirement of Paragraph 3(a).

(h)The share calculation procedures set forth in subparagraphs (a) through (g) of this Paragraph 5 shall also apply for purposes of determining the number of shares to which the Service-vesting provisions of Paragraph 3(a) and (if applicable) Paragraph 3(b) are to be applied in the event the Participant ceases Service prior to the effective date of the Change in Control, and the resulting number of shares shall be subject to the provisions of

Paragraph 5(i) below. For purposes of such calculation, the Service Period shall continue to be measured as a ____________ (__) calendar-month period ending ___________, as if the Change in Control event had not occurred.

(i)The number of shares of Class A Common Stock in which Participant vests on the basis of the Performance Shares or Performance-Qualified Shares determined in accordance with the foregoing provisions of this Paragraph 5 shall be converted into the right to receive for each such share the same consideration per share of Class A Common Stock payable to the other holders of such Class A Common Stock in consummation of that Change in Control, and such consideration per share shall be distributed to the Participant at the same time as such stockholder payments, but in no event shall such distribution to the Participant be completed later than the later of (i) the last day of the calendar year in which such Change in Control is effected or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the effective date of that Change in Control. The distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes.

(j)Except for the actual number of shares of Class A Common Stock in which the Participant vests in accordance with this Paragraph 5, the Participant shall cease to have any further right or entitlement to any additional shares of Class A Common Stock under this Agreement following the effective date of the Change in Control.

(k)This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.Adjustment in Shares. Should any change be made to the Class A Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change. The determination of the Plan Administrator shall be final, binding and conclusive. In the event of any Change in Control transaction, the provisions of Paragraph 5 shall be controlling.

7.Issuance or Distribution of Vested Shares or Other Amounts.

(a)Except as otherwise provided in Paragraph 5, the shares of Class A Common Stock in which Participant vests pursuant to the Performance and Service vesting provisions of Paragraphs 1 and 3 shall be issued as soon as administratively practicable following the completion date of the Corporation’s _________ fiscal year, but in no later than the fifteenth (15th) day of third (3rd) calendar month following such completion date.

(b)The Corporation shall, on the applicable issuance date, issue to or on behalf of Participant a certificate (which may be in electronic form) for the shares of Class A Common Stock in which Participant vests pursuant to the Performance and Service vesting provisions of Paragraphs 1 and 3 or the special vesting provisions of Paragraph 5.

(c)Except as otherwise provided in Paragraph 5, no shares of Class A Common Stock shall be issued prior to the scheduled completion date of the Corporation’s _______ fiscal year. No fractional share of Class A Common Stock shall be issued pursuant to this Award, and any fractional share resulting from any calculation made in accordance with the terms of this Agreement shall be rounded down to the next whole share of Class A Common Stock.

(d)The Corporation shall collect the applicable Withholding Taxes with respect to all shares of Class A Common Stock which vest and become issuable pursuant to the provisions of this Agreement through the following automatic share withholding method:

-    On the applicable issuance date, the Corporation shall withhold, from the vested shares of Class A Common Stock otherwise issuable to the Participant at that time, a portion of those shares with a Fair Market Value (measured as of the issuance date) equal to the applicable Withholding Taxes; provided, however, that the number of shares of Class A Common Stock which the Corporation shall be required to so withhold shall not exceed in Fair Market Value (other than by reason of the rounding up of any fractional share to the next whole share) the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income. The Participant hereby expressly authorizes the Corporation to withhold any such additional fractional share that is needed to round up the share withholding to the next whole share of Class A Common Stock, with the Fair Market Value of that additional fractional share to be added to the amount of taxes withheld by the Corporation from his or her wages for the calendar year in which the issuance date occurs, and to report that additional tax withholding as part of his or her W-2 tax withholdings for such year.

(e)Except as otherwise provided in Paragraph 5 or this Paragraph 7, the settlement of all Performance or Performance-Qualified Shares which vest under the Award shall be made solely in shares of Class A Common Stock.

8.Code Section 409A

(a)    It is the intention of the parties that the provisions of this Agreement shall comply with the requirements of the short-term deferral exception to Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4). Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.

(b)    If and to the extent this Agreement may be deemed to create an arrangement subject to the requirements of Code Section 409A, then the following provisions shall apply:

-    No shares of Class A Common Stock or other amounts which become issuable or distributable under this Agreement by reason of Participant’s cessation of Service shall actually be issued or distributed to Participant until the date of Participant’s Separation from Service or as soon thereafter as administratively practicable, but in no event later than the later of (i) the last day of the calendar year in which such Separation from Service occurs or (ii) the fifteenth day of the third calendar month following the date of such Separation from Service.

-    No shares of Class A Common Stock or other amounts which become issuable or distributable under this Agreement by reason of Participant’s Separation from Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Plan Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant’s death.

-    No amounts that vest and become payable under Paragraph 5 of this Agreement by reason of a Change in Control shall be distributed to the Participant at the time of such Change in Control, unless that transaction also qualifies as a change in control event under Code Section 409A and the Treasury Regulations thereunder. In the absence of such a qualifying change in control, the distribution shall not be made until the first business day following the scheduled completion date of the Corporation’s _______fiscal year or as soon as administratively practicable following thereafter, but in no event later than the fifteenth (15th) day of the third (3rd) calendar month following such completion date.

-    In no event shall the Participant have the right to determine the calendar year in which such issuance or distribution is to occur. Accordingly, if the time period for delivery of the Participant’s requisite release pursuant to the terms of the Senior Executive Severance Pay Plan spans two taxable years, any issuance or distribution under this Agreement that would otherwise be triggered by that effective and enforceable release will not be effected during that period but will instead be effected during the remainder of the applicable time period for effecting that issuance or distribution in accordance with the terms of this Agreement.

9.Compliance with Laws and Regulations. The issuance of shares of Class A Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Class A Common Stock may be listed for trading at the time of such issuance.

10.Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices or shall be effected by properly addressed electronic mail delivery. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the most recent address then on file for the Participant in the Corporation’s Human Resources Department. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11.Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Participant and the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Award designated by the Participant.

12.Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

13.Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona without resort to that State’s conflict-of-laws rules.

14.Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to remain in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or of the Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

15.Participant Acceptance. The Participant must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Corporation or through a written acceptance delivered to the Corporation in a form satisfactory to the Corporation. In no event shall any shares of Class A Common Stock be issued under this Agreement in the absence of such acceptance.

IN WITNESS WHEREOF, Apollo Group, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

APOLLO GROUP, INC.

By:
Title:

PARTICIPANT:

APPENDIX A
DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.Agreement shall mean this Performance Share Award Agreement.

B.Award shall mean the award of Performance Shares made to the Participant pursuant to the terms of this Agreement.

C.Award Date shall mean the date the award of Performance Shares is made to the Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D.Board shall mean the Corporation’s Board of Directors.

E.Cause (if applicable) shall have the meaning assigned to such term in the Participant’s Employment Agreement, as in effect on the Award Date.

F.Change in Control shall have the meaning assigned to such term in Section 3.1(e) of the Plan.

G.Code shall mean the Internal Revenue Code of 1986, as amended.

H.Class A Common Stock shall mean shares of the Corporation’s Class A common stock.

I.Corporation shall mean Apollo Group, Inc., an Arizona corporation, and any successor corporation to Apollo Group, Inc. which shall by appropriate action adopt the Plan.

J.Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K.Employment Agreement (if applicable) shall mean the Employment Agreement between the Corporation and the Participant dated ____________________.

L.Fair Market Value per share of Class A Common Stock on any relevant date shall be the closing price per share of such Class A Common Stock on date in question on the Stock Exchange serving as the primary market for the Class A Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Class A Common Stock is then primarily traded. If there is no closing selling price for the Class A Common Stock on the date in question, then the Fair Market Value shall be the closing price on the last preceding date for which such quotation exists.

M.Good Reason (if applicable) shall have the meaning assigned to such term in the Employment Agreement, as in effect on the Award Date.

N.Involuntary Termination (if applicable) shall mean the unilateral termination of the Participant’s Service by the Corporation (or any Parent or Subsidiary employing Participant) for any reason other than a Termination for Cause; provided, however, in no event shall an Involuntary Termination be deemed to incur in the event the Participant’s Service terminates by reason of his or her death or disability.

O.1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

P.Participant shall mean the person to whom the Award is made pursuant to the Agreement.

Q.Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

R.Performance Goal shall mean any of the performance goals specified in Schedules I through ________ to this Agreement.

S.Performance Goal I shall mean the Performance Goal specified in Schedule I to this Agreement.

T.Performance Goal II shall mean the Performance Goal specified in Schedule II to this Agreement.

U.Performance Goal III shall mean the Performance Goal specified in Schedule III to this Agreement.

V.Performance Period shall mean, for each Performance Goal, the period specified on the attached Schedule to this Agreement pertaining to that Performance Goal over which the attainment of that particular Performance Goal is to be measured.

W.Performance-Qualified Shares shall mean the maximum number of shares of Class A Common Stock in which Participant can vest based on the level at which each of the Performance Goals is attained over the applicable Performance Period for that goal and shall be calculated in accordance with the provisions of this Agreement. In no event shall the aggregate number of such Performance-Qualified Shares exceed _________ percent (___%) of the Target Number of Performance Shares set forth in Paragraph 1 of this Agreement.

X.Performance Share shall mean the phantom shares of Class A Common Stock awarded under this Agreement which will entitle Participant to receive one or more actual shares of Class A Common Stock pursuant to this Award upon the satisfaction of the performance and Service vesting requirements applicable to such Award.

Y.Plan shall mean the Corporation’s 2000 Stock Incentive Plan, as amended or restated from time to time.

Z.Plan Administrator shall mean the Compensation Committee of the Board acting in its capacity as administrator of the Plan.

AA.Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Participant no longer performs services in an Employee capacity for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs services in an Employee capacity ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

BB.         Service Period shall mean the ______ (___)-month period coincident with the Corporation’s __________________ fiscal years (the period from September 1, ____ to August 31, _____) over which the installment Service-vesting requirements of this Agreement are to be measured.

CC.     Separation from Service shall mean Participant’s cessation of Employee status by reason of death, retirement or termination of employment. Participant shall be deemed to have terminated employment for such purpose at such time as the level of his or her bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he or she rendered as an Employee during the immediately preceding thirty-six (36) months. Any such determination as to Separation from Service shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.

DD.     Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

EE.     Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

FF.    Target Number of Performance Shares shall mean the number of Performance Shares that will be converted into actual shares of Class A Common Stock on a one-for-one basis to the extent each Performance Goal is attained at the Target Level specified for that Performance Goal in the attached Schedule pertaining to that Performance Goal.

GG.     Termination for Cause (if applicable) shall mean the termination of the Participant’s Service by the Corporation (or any Parent or Subsidiary employing Participant) for one or more of the following reasons:

(i)repeated dereliction of the material duties and responsibilities of his or her position with the Corporation (or any Parent or Subsidiary);
(ii)misconduct, insubordination or failure to comply with the policies of the Corporation (or any Parent or Subsidiary employing the Participant) governing employee conduct and procedures;
(iii) excessive lateness or absenteeism;
(iv)conviction of or pleading guilty or nolo contendere to any felony involving theft, embezzlement, dishonesty or moral turpitude;
(v)commission of any act of fraud against, or the misappropriation of property belonging to, the Corporation (or any Parent or Subsidiary);

(vi)commission of any act of dishonesty in connection with his or her responsibilities as an Employee that is intended to result in his or her personal enrichment or the personal enrichment of his or her family or others;
(vii)any other misconduct adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary); or
(viii)a material breach of any agreement the Participant may have at the time with the Corporation (or any Parent or Subsidiary employing the Participant), including (without limitation) any proprietary information, non-disclosure or confidentiality agreement.
HH.    Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting and issuance of the shares of Common Stock which vest under of the Award and any phantom dividend equivalents distributed with respect to those shares.

SCHEDULE I
PERFORMANCE GOAL I AND APPLICABLE PERFORMANCE PERIOD

PERFORMANCE PERIOD

The measurement period for Performance Goal I shall be the ______ (__) fiscal-year period beginning September 1, ______ and ending August 31, _____ (the “Performance Period”)

PERFORMANCE GOAL FOR PERFORMANCE VESTING

Performance Goal I
SPECIFY PERFORMANCE GOAL
Performance-Qualified Shares: The actual number of Performance-Qualified Shares may range from 0% to ____% of the Target Number of Performance Shares allocated to Performance Goal I in accordance with Paragraph 1 of this Agreement, with the actual percentage to be determined on the basis of the attained level of Performance Goal I. In no event, however, shall the maximum number of the shares of the Corporation’s Class A Common Stock that may qualify as Performance-Qualified Shares as a result of Performance Goal I attainment exceed ____% of the Target Number of Performance Shares allocated to Performance Goal I in accordance with Paragraph 1 of this Agreement.
Schedule for Determining Number of Performance-Qualified Shares Based on Performance Goal Attainment:
SPECIFY SCHEDULE OF CONVERSION PERCENTAGES